Exhibit 99

Because no more than 10 reporting persons can file any one Form 3 through the Securities and Exchange Commission’s EDGAR system, Sterling Fund Management, LLC, Sterling Capital Partners II, L.P., Sterling Capital Partners III, L.P., SC Partners II, L.P., SC Partners III, L.P., Sterling Capital Partners II, LLC, Sterling Capital Partners III, LLC, SP-L Affiliate, LLC, SP-L Parent, LLC, SP-L Management III, LLC, SP-L Management IV, LLC, SP-L Management V, LLC, Sterling Laureate, LP, Sterling Laureate Executives Fund, LP, Sterling Laureate Rollover, LP, KJT 2013 Gift Trust, DLB Irrevocable Telecom Trust u/a/d/ 1/3/05, The Irrevocable BBHT II IDGT and Messrs. Taslitz and Becker have made separate Form 3 filings; provided, that, for purposes of Footnotes 7 and 8 above, each of such persons should be considered a Reporting Person.

This amendment is being filed to amend the Form 3 filed by the Reporting Person on January 31, 2017 (the “Original Form”) to:

•                              remove a prior incorrect reference in footnote 8 to Mr. Becker serving as a designated representative of the Reporting Person on the board of directors of the Issuer, as he is not deemed to be a designee of the Reporting Person;

•                              revise footnotes 11, 12, 13, 15 and 16, which relate to shares of Class B Common Stock of the Issuer (the “Companies’ Laureate Shares”) reported in Table II that Sterling Laureate, SP-L Management III, Sterling Executives Fund, SP-L Management IV, Sterling Rollover, SP-L Management V, SP-L Parent, SCP II LP, SC Partners II, SCP II LLC, SCP III LP (together with Sterling Laureate, Sterling Executives Fund, Sterling Rollover and SCP II LP, the “Specified Sterling Investors”), SC Partners III and SCP III LLC may be deemed to indirectly beneficially own by virtue of limited partnership interests in Wengen held by each of the Specified Sterling Investors, because, as memorialized in a memorandum of understanding, Mr. Becker does not share voting or investment power over the Companies’ Laureate Shares; and

•                              remove the shares previously reported in Table II that represent shares of Class B Common Stock of the Issuer that certain investment vehicles may be deemed to indirectly beneficially own by virtue of their limited partnership interests in Wengen (the “Co-Investor Vehicle Laureate Shares”) and the corresponding footnote 14 in the Original Form, because Mr. Hoehn-Saric does not have voting or dispositive power over the Co-Investor Vehicle Laureate Shares.